Exhibit 10.12
SECURITY AGREEMENT
This SECURITY AGREEMENT (this “Agreement”) is entered into as of November 11, 2026, by and between XTI AEROSPACE, INC., a Nevada corporation (“Debtor”), and THE ORIGIN GROUP AZ, INC., a Delaware corporation (“Creditor”).
WHEREAS, Debtor has executed and delivered to Creditor that certain Amended and Restated Promissory Note, executed on November 11, 2026 and effective as of September 30, 2026, in the original principal amount of $372,506.41, made by Debtor and payable to the order of Creditor (as the same may be amended, restated, supplemented or otherwise modified from time to time, and including all PIK Interest (as defined therein) capitalized thereunder, the “Note”), which amends and restates in its entirety that certain Promissory Note, dated as of November 10, 2025, made by XTI Drones Holdings, LLC, a Texas limited liability company (“XTI Drones”), and payable to the order of Creditor, and assigned by XTI Drones to Debtor; and
WHEREAS, Section 8 of the Note provides that Debtor’s obligations under the Note shall be secured by a security interest in all cash flows and distributions made by Drone Nerds, LLC, a Florida limited liability company (“DN”), to XTI Drones or Debtor, pursuant to this Agreement and as permitted by the February 11, 2026 Credit Agreement among DN, Anzu Robotics, LLC and JP Morgan Chase Bank, N.A.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows. Capitalized terms used but not defined herein have the meanings given to them in the Note. Terms defined in the Uniform Commercial Code as in effect from time to time in the State of Texas (the “UCC”) and not otherwise defined herein have the meanings given to them in the UCC.
1.    GRANT OF SECURITY INTEREST. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby grants to Creditor, as security for the payment and performance of the Obligations (as defined in Section 2), a continuing security interest in all of Debtor's right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising, and wherever located (collectively, the “Collateral”):
(a)all cash flows, distributions (whether in cash or in kind, and whether regular, special, liquidating or otherwise), dividends, returns of capital, redemption or repurchase payments of every kind now or at any time hereafter made or to be made by DN to XTI Drones or to Debtor, whether in respect of any equity interest in DN or otherwise (collectively, “DN Distributions”);
(b)all cash flows, distributions, dividends, returns of capital, redemption or repurchase payments of every kind now or at any time hereafter made or to be made by XTI Drones to Debtor, to the extent constituting, derived from or traceable to any DN Distributions;
(c)all rights of Debtor to receive, demand, collect and retain any of the foregoing, all general intangibles and payment intangibles arising therefrom or relating thereto, and all books and records relating to any of the foregoing; and
(d)all money, cash, deposit account balances and other funds, wherever held, to the extent constituting or traceable to any of the foregoing, but such amount not to exceed the amount of the

Obligations (as hereafter defined), and together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, “Proceeds”).
2.OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all principal of (including all PIK Interest capitalized thereunder), interest on (including interest accruing at the default rate and interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding, whether or not allowed in such proceeding), and all fees, costs, expenses and other amounts payable under, the Note; (b) all other present and future obligations of Debtor to Creditor under the Note; and (c) all obligations of Debtor and rights of Creditor under this Agreement (collectively, the “Obligations”).
3.TERMINATION. This Agreement and the security interest granted hereby will terminate upon the indefeasible payment and performance in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), whereupon Creditor shall, at Debtor's expense, promptly execute and deliver to Debtor such UCC termination statements and other documents as Debtor may reasonably request to evidence such termination.
4.OBLIGATIONS OF CREDITOR. Creditor has no obligation to make any loans hereunder. Any money received by Creditor in respect of the Collateral may be applied by Creditor to the Obligations in accordance with the Note or, at Creditor's option, deposited into an interest bearing account over which no Debtor shall have control, and the same shall, for all purposes, be deemed Collateral hereunder.
5.REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Creditor that: (a) Debtor's exact legal name is as set forth in the preamble to this Agreement, Debtor is organized and in good standing under the laws of its state of organization, and all of Debtor's organizational documents or agreements delivered to Creditor are complete and accurate in every respect; (b) Debtor has rights in the Collateral and Proceeds and the power to transfer rights in the Collateral and Proceeds to Creditor; (c) Debtor has the right to grant a security interest in the Collateral and Proceeds; (d) all Collateral and Proceeds are free from liens, security interests, adverse claims and setoffs of any kind or character, except the security interest in favor of Creditor hereunder; (e) all statements contained herein are true and complete in all material respects; (f) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Creditor, is on file in any public office; and (g) the execution, delivery and performance by Debtor of this Agreement and the grant of the security interest hereunder do not violate, conflict with or require any consent under any agreement or instrument binding on Debtor.
6.    COVENANTS OF DEBTOR.
(a)Debtor agrees: (i) to pay the Obligations secured hereby when due in accordance with the Note and this Agreement; (ii) to indemnify Creditor against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to permit Creditor to exercise its powers as provided herein and in the Note; (iv) to execute and deliver such documents as Creditor reasonably deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, its chief executive office or the jurisdiction in which it is organized and/or registered without giving Creditor at least twenty (20) days' prior written notice thereof; (vi) not to change the places where Debtor keeps Debtor's records concerning the Collateral and Proceeds without giving Creditor prior written notice of the address to which Debtor is moving same; (vii) to cooperate with Creditor in perfecting all security interests granted herein and in obtaining such agreements from third parties as

Creditor reasonably deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (viii) in accordance with Section 8 of the Note, to keep records sufficient to identify and trace all DN Distributions and the Proceeds thereof, and to execute and deliver such documentation as Creditor may reasonably request to enable Creditor to trace DN Distributions and to perfect the security interest granted hereby.
(b)Debtor agrees with regard to the Collateral and Proceeds, unless Creditor agrees otherwise in writing: (i) that Creditor is authorized to file financing statements in any filing office, naming Debtor as debtor and describing the Collateral, to perfect Creditor's security interest in Collateral and Proceeds; (ii) not to permit any lien on the Collateral or Proceeds except in favor of Creditor; (iii) not to sell, assign, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except so long as no Event of Default has occurred and is continuing, the receipt, retention and use by Debtor of DN Distributions and the Proceeds thereof; (iv) to keep complete and accurate records regarding all Collateral and Proceeds, and to permit Creditor to inspect the same and make copies thereof at any reasonable time following reasonable prior notice, although such notice is not required upon the occurrence and during the continuance of an Event of Default; (v) following the occurrence and during the continuance of an Event of Default, to receive all DN Distributions and other Collateral and Proceeds in trust and as the property of Creditor, not to commingle the same with other property, and to immediately endorse as appropriate and deliver the same to Creditor in the exact form in which they are received; (vi) from time to time, when reasonably requested by Creditor, to prepare and deliver a schedule of all DN Distributions received by Debtor; and (vii) in the event Creditor exercises any remedies hereunder, including the election to receive payments of Collateral or Proceeds hereunder following the occurrence and during the continuance of an Event of Default, to pay all reasonable expenses actually incurred by Creditor in connection therewith.
7.POWERS OF CREDITOR.

    Debtor appoints Creditor its true attorney in fact to perform any of the following powers following the occurrence and during the continuation of an Event of Default, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Creditor's officers and employees, or any of them: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to give notice to DN, XTI Drones and any other person obligated on any Collateral or Proceeds of Creditor's rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment or like papers to perfect, preserve or release Creditor's interest in the Collateral and Proceeds; (g) to take cash, instruments for the payment of money and other property to which Creditor is entitled; (h) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name; (i) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Collateral or Proceeds; (j) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (k) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Collateral or Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Obligations; and (l) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Creditor as reasonably necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.
8.    PAYMENT OF TAXES, CHARGES, LIENS AND ASSESSMENTS.
Debtor agrees to pay, prior to delinquency, all taxes, charges, liens and assessments against the Collateral and Proceeds except (a) such as Debtor may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Debtor has made provision, to Creditor's reasonable satisfaction, for eventual payment thereof in the event Debtor is obligated to make such payment, and upon the failure of Debtor to do so for 20 days, Creditor at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Creditor shall be obligations of Debtor to Creditor, due and payable immediately upon demand, together with interest at the default rate of interest set forth in Section 2 of the Note, and shall constitute Obligations secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.
9.EVENTS OF DEFAULT. The occurrence of any “Event of Default” under and as defined in the Note shall constitute an “Event of Default” under this Agreement. Without limiting the foregoing, Debtor acknowledges that, pursuant to Section 9 of the Note, each of the following constitutes an Event of Default: (a) Debtor shall fail to observe or perform any agreement or covenant set forth in this Agreement and such failure continues for a period of fifteen (15) days; (b) any representation or warranty made by Debtor in this Agreement shall prove to have been false or incorrect when made; and (c) Creditor fails to have a perfected, first priority security interest in the Collateral.
10.REMEDIES. Upon the occurrence of any Event of Default, Creditor shall have the right to declare immediately due and payable all or any Obligations secured hereby in accordance with the Note. Creditor shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the UCC or otherwise provided by law, including without limitation, the right (a) to contact DN, XTI Drones and all other persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Creditor, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of Creditor shall be cumulative. No delay, failure or discontinuance of Creditor in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Creditor of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions. While an Event of Default exists: (a) Debtor will deliver to Creditor from time to time, as requested by Creditor, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Creditor; and (c) at Creditor's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Creditor at a reasonably convenient place designated by Creditor. Debtor further agrees that Creditor shall have no obligation to process or prepare any Collateral for sale or other disposition.
11.DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF OBLIGATIONS. In disposing of Collateral hereunder, Creditor may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Creditor to the payment of expenses incurred by Creditor in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Creditor toward the payment of the Obligations in such order of application as Creditor may from time to time elect, and any surplus shall be paid to Debtor or as otherwise required by applicable law. Upon the transfer of all or any part of the Obligations, Creditor may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Creditor hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Creditor shall retain all rights, powers, privileges and remedies herein given.

12.STATUTE OF LIMITATIONS. Until all Obligations shall have been paid in full, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Creditor hereunder during the existence of an Event of Default shall continue to exist and may be exercised by Creditor at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Obligations secured hereunder.
13.MISCELLANEOUS. Debtor hereby waives any right to require Creditor to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (iv) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Obligations.
14.NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to each party at its address set forth on the signature page hereto or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by nationally recognized overnight courier, one (1) business day after deposit with such courier; and (c) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.
15.COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Creditor promptly upon demand the full amount of all reasonable payments, advances, charges, costs and expenses, including reasonable attorneys' fees, actually expended or incurred by Creditor in connection with (a) the perfection and preservation of the Collateral or Creditor's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Creditor or any other person) relating to Debtor or in any way affecting any of the Collateral or Creditor's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the default rate of interest set forth in Section 2 of the Note.
16.SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided that Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Creditor. Creditor may assign this Agreement, in whole or in part, together with any assignment of all or any portion of its interest in the Note. This Agreement may be amended or modified only in writing signed by Creditor and Debtor.
17.SENIOR STATUS OF CREDITOR. Creditor is and shall at all times remain the senior secured creditor of Debtor with respect to the Collateral and Proceeds, holding a first priority security interest therein and a first priority right to all DN Distributions.
18.SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

19.GOVERNING LAW; JURISDICTION; JURY WAIVER. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent that the UCC provides that the perfection, the effect of perfection or non-perfection, or the priority of the security interest granted hereunder is governed by the laws of another jurisdiction. Section 13 of the Note (relating to jurisdiction, venue and waiver of jury trial) is incorporated herein by reference, mutatis mutandis, as if each reference therein to “this Note” were a reference to this Agreement and each reference to “Maker” and “Payee” were a reference to Debtor and Creditor, respectively.
Debtor warrants that it is a corporation organized under the laws of the State of Nevada.
Debtor warrants that its chief executive office is located at the following address: 8132 Interport Boulevard Englewood, CO 80112.
IN WITNESS WHEREOF, this Agreement has been duly executed as of November 11, 2026.
DEBTOR:
XTI AEROSPACE, INC.
By:

/s/ Brooke Turk
Name: Brooke Turk
Title: Chief Financial Officer
Address for notices: 8132 Interport Boulevard, Englewood, CO 80112

CREDITOR: THE ORIGIN GROUP AZ, INC.
By:

/s/ Robert Weitzner
Name: Robert Weitzner
Title: Vice President
Address for notices: 21203 NE 38th Ave
         Aventura, FL 33180

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